UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2008

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2008, a subsidiary of Heelys, Inc. (the “Company”), Heeling Sports Limited, entered into an Executive Employment Agreement with each of Mr. William D. Albers, the Company’s Vice President of Sourcing (the “Albers Employment Agreement”), and Mr. John W. O’Neil, the Company’s Vice President of International Sales (the “O’Neil Employment Agreement” and, together with the Albers Employment Agreement, the “Employment Agreements”).  Each of the Employment Agreements provides a term through December 31, 2009 that automatically renews for one year terms beginning on January 1, 2010 unless earlier terminated pursuant to the terms of the respective Employment Agreements.  The Albers Employment Agreement supersedes Mr. Albers’ prior employment agreement dated as of April 12, 2007 and the O’Neil Employment Agreement supersedes Mr. O’Neil’s prior employment agreement dated as of July 5, 2007.

Pursuant to the Albers Employment Agreement, Mr. Albers will be paid a base salary of $145,000 per annum and, so long as Mr. Albers is employed by the Company or one of its affiliates and living in China (or outside the United States, at the request of the Company), Mr. Albers will receive an annual ex-patriot adjustment of thirty-five percent (35%) of his base salary.  Mr. Albers is eligible to receive an annual incentive bonus, determined by the Company’s Board or Compensation Committee, of up to 25% of his then current base salary.

Pursuant to the Albers Employment Agreement, Mr. Albers will be entitled to benefits for which other similarly situated executives within the Company are eligible, on the same basis as such other executives. Mr. Albers will also be entitled to four weeks of paid vacation per calendar year.  Furthermore, so long as Mr. Albers is employed by the Company or one of its affiliates and living in China, the Company has agreed to (1) pay, or reimburse Mr. Albers, for travel of up to $20,000 to be used for home leave and family visits; (2) provide Mr. Albers with a car and driver, to be used for personal and business purposes; (3) pay, or cause to be paid, Mr. Albers’s Chinese local income tax payments; (4) pay for, or cause to be paid for, a tax assessment and preparation of Mr. Albers’s tax returns; (5) pay for, or cause to be paid for, Mr. Albers’s visa and other resident permit fees in China; (6) pay for, or cause to be paid for, school tuition for Mr. Albers’s children at an international school, should the need arise; and (7) pay, or cause the representative office in China to pay, Mr. Albers a monthly housing allowance of 26,250 RMB.

If Mr. Albers’s employment under the Albers Employment Agreement is terminated by Mr. Albers for Good Reason (as defined in the Albers Employment Agreement) or by the Company for any reason other than Cause (as defined in the Albers Employment Agreement), then the Company will reimburse Mr. Albers for airfare for Mr. Albers and any of his immediate family living in China (or a more convenient place outside the United States, if not China) back to the United States and reasonable relocation expenses back to the United States up to $15,000.00.

Pursuant to the O’Neil Employment Agreement, Mr. O’Neil will be paid a base salary of $145,000, subject to adjustment each calendar quarter during the term of the O’Neil Employment Agreement to ensure that he has received during each calendar quarter a Euro net equivalent of US$6,625.46 per month after certain deductions from Mr. O’Neil’s salary, and the Company will reduce Mr. O’Neil’s base salary by the amount of any housing allowance the Company pays or has paid on Mr. O’Neil’s behalf.  Mr. O’Neil is eligible to receive an annual incentive bonus, determined by the Company’s Board or Compensation Committee, of up to 25% of his then current base salary.

Pursuant to the O’Neil Employment Agreement, Mr. O’Neil will be entitled to benefits for which other similarly situated executives within the Company are eligible, on the same basis as such other executives. Mr. O’Neil will also be entitled to three weeks of paid vacation per calendar year.  Furthermore, so long as Mr. O’Neil is employed by the Company or one of its affiliates and living in Belgium, the Company has agreed to (1) pay, or reimburse Mr. O’Neil, for one roundtrip ticket to the United States for each of Mr. O’Neil and his wife; (2) pay 810.85 Euro per month for the business and personal use by Mr. O’Neil of an automobile; and (3) pay up to $500 per month for storage rental for Mr. O’Neil’s personal belongings in the United States.  Pursuant to the O’Neil Employment Agreement, the Company also agreed to pay, or cause to be paid, any Belgian income taxes on Mr. O’Neil’s earnings from the Company in excess of the amount of U.S. federal taxes and FICA deducted or that should have been deducted from Mr. O’Neil’s earnings from Company and in addition, if there are additional U.S.

income taxes on Mr. O’Neil’s earnings from Company (in excess of the U.S. federal taxes and FICA deducted from Mr. O’Neil’s earnings from the Company), the Company will pay such additional income tax amounts due.

If Mr. O’Neil’s employment under the O’Neil Employment Agreement is terminated by Mr. O’Neil for Good Reason (as defined in the O’Neil Employment Agreement) or by the Company for any reason other than Cause (as defined in the O’Neil Employment Agreement), then the Company will (1) reimburse Mr. O’Neil for airfare for Mr. O’Neil and any of his immediate family living in Belgium back to the United States and reasonable relocation expenses back to the United States up to $15,000; and (2) pay, or reimburse, Mr. O’Neil for the lease on his personal residence in Belgium for the lesser of one year or the remainder of the then current term of such lease.

Under the Employment Agreements, if the Company terminates Mr. Albers or Mr. O’Neil (each “Executive”) without Cause, or if Executive terminates his employment for Good Reason (as such terms are defined in the respective Employment Agreements), such Executive will be entitled to receive an amount equal to his then applicable base salary for six months plus an additional amount equal to four weeks of his annual base salary for every year of employment with the Company in excess of five years, capped at a maximum of 78 weeks. Such payments will be made in equal installments in accordance with the Company’s normal payroll policies, and will be reduced if such Executive accepts employment with another employer. Such Executive will also be reimbursed for the cost of monthly health insurance premiums payable by him to maintain coverage for himself and his dependents for up to 18 months after his termination without Cause or for Good Reason.

If the Company terminates an Executive without Cause within one year after a Change of Control (as defined in the respective Employment Agreements), such Executive is entitled to receive an amount equal to one year of his annual base salary plus one month of base salary for each year of service in excess of five years. Such payments will be made in equal installments in accordance with the Company’s normal payroll policies. In addition, such Executive will be reimbursed for the cost of monthly health insurance premiums payable by him to maintain coverage for himself and his dependents for up to 18 months after his termination without Cause within one year after a Change of Control.

If an Executive’s employment is terminated by reason of his death, the Employment Agreements provide that such Executive’s estate or heirs will be paid an amount equal to nine weeks of his annual base salary, paid in installments in accordance with the Company’s normal payroll policies.

Each Employment Agreement prohibits the Executive from unauthorized disclosure of the Company’s confidential or proprietary information, and contain certain non-competition and non-solicitation provisions which restrict Executive during his or her employment and for up to 18 months after termination.

Copies of the Employment Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and the terms thereof are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Executive Employment Agreement, dated as of October 28, 2008, by and between Heeling Sports Limited and William D. Albers.

	10.2	Executive Employment Agreement, dated as of October 28, 2008, by and between Heeling Sports Limited and John W. O’Neil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heelys, Inc.

Date: October 31, 2008	By:	/s/ Donald K. Carroll
Donald K. Carroll
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 28, 2008, by and between Heeling Sports Limited and William D. Albers.

10.2	Executive Employment Agreement, dated October 28, 2008, by and between Heeling Sports Limited and John W. O’Neil.